UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2012
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marcel Regnier, President and Chief Operating Officer - Water, will relocate from Itron, Inc.'s (Itron's) Belgium office to Itron's office in France. As a result, on March 28, 2012, Mr. Regnier entered into a new employment agreement, pursuant to French employment law, which became effective April 1, 2012. Mr. Regnier's prior employment agreement, pursuant to Belgian employment law and dated July 28, 2008, terminated on March 31, 2012. There are no material changes between Mr. Regnier's Belgian employment agreement and his French employment agreement. A copy of Mr. Regnier's French employment agreement and the termination of the Belgian employment agreement are attached to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on March 28, 2012, Mr. Regnier's change in control agreement, dated March 5, 2010, was amended to reflect his new employment agreement. The amendment provides that there will be no duplication of benefits between Mr. Regnier's employment agreement and change in control agreement upon termination of employment in connection with a change in control of Itron, Inc. A copy of Mr. Regnier's change in control agreement is attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement between Itron Holding France and Marcel Regnier.
10.2	First Amendment to Change in Control Agreement between Itron, Inc. and Marcel Regnier.
10.3	Termination of the Employment Contract by Mutual Consent between Itron Management Services S.A. and Marcel Regnier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ STEVEN M. HELMBRECHT
Dated: April 2, 2012		Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between Itron Holding France and Marcel Regnier.
10.2	First Amendment to Change in Control Agreement between Itron, Inc. and Marcel Regnier.
10.3	Termination of the Employment Contract by Mutual Consent between Itron Management Services S.A. and Marcel Regnier.